    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 9, 1998
                                                    REGISTRATION NO. 333-_______
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          __________________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          --------------------------

                            ITERATED SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)

                GEORGIA                               58-1741516
    (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)              Identification Number)


                              3525 PIEDMONT ROAD
                       SEVEN PIEDMONT CENTER, SUITE 600
                         ATLANTA, GEORGIA  30305-1530
                                (404) 264-8000
   (Address of registrant's principal executive offices, including zip code and telephone number, including area code)

                          --------------------------

             1994 AMENDED AND RESTATED DIRECTORS STOCK OPTION PLAN
                  1994 AMENDED AND RESTATED STOCK OPTION PLAN
                           (Full title of the Plans)


            JOHN C. BACON                                  COPY TO:
       CHIEF EXECUTIVE OFFICER                        JOHN C. YATES, ESQ.
        ITERATED SYSTEMS, INC.                   ROSEMARIE A. THURSTON, ESQ.
    SEVEN PIEDMONT CENTER, SUITE 600           MORRIS, MANNING & MARTIN, L.L.P.
          3525 PIEDMONT ROAD                    1600 ATLANTA FINANCIAL CENTER
     ATLANTA, GEORGIA  30305-1530                 3343 PEACHTREE ROAD, N.E.
           (404) 264-8000                           ATLANTA, GEORGIA 30326
                                                        (404) 233-7000

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          --------------------------

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                   PROPOSED
                                                               MAXIMUM OFFERING    PROPOSED MAXIMUM
                                     AMOUNT TO BE REGISTERED    PRICE PER SHARE   AGGREGATE OFFERING
TITLE OF SECURITIES TO BE REGISTERED          (1)                     (2)             PRICE (2)       AMOUNT OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------

Common Stock, $.01 par value per share    3,580,000 shares        $ .672             $ 2,405,760                $ 668.80
====================================================================================================================================


  (1) Represents 180,000 shares of Common Stock reserved for issuance by Registrant under the Iterated Systems, Inc. 1994 Amended and Restated Directors Stock Option Plan (the "1994 Directors Plan") and 3,400,000 shares of Common Stock reserved for issuance by Registrant under the Iterated Systems, Inc. 1994 Amended and Restated Stock Option Plan (the "1994 Plan"). (The 1994 Directors Plan and the 1994 Plan are collectively referred to herein as the "Plans").
  (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended on the basis of the closing selling price per share of the Common Stock on the Oslo Stock Exchange on December 7, 1998.

                                    PART I


             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     The documents containing the information specified in Part I will be sent or given to employees and/or directors of Iterated Systems, Inc. (the "Registrant") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.


                                    PART II


              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10 filed with the Commission on April 24, 1998 (as amended by Form 10/A filed with the Commission on June 18, 1998, July 24, 1998 and September 24, 1998) (File No. 0-24087);

     (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1998 and September 30, 1998 filed with the Commission on August 13, 1998 and November 13, 1998, respectively (File No. 0-24087); and

     (c) The Current Report on Form 8-K, filed with the Commission on August 20, 1998 (File No. 0-24087).

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment indicating that all securities offered under the Plans have been sold or deregistering all securities then remaining unsold thereunder, shall be deemed to be incorporated herein by reference and shall be deemed to be a part hereof from the date of filing thereof.

     Any statement contained in any document incorporated or deemed to be incorporated by reference into the Prospectus shall be deemed to be modified or superseded for purposes thereof to the extent that a statement contained therein or in any other subsequently filed document that is also incorporated or deemed to be incorporated therein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall now be deemed, accepted as so modified or superseded, to constitute a part of this Registration Statement.

     The Company hereby undertakes to provide without charge to each person to whom this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the foregoing documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests should be directed to Attn: Haines
H. Hargrett, Chief Financial Officer, Iterated Systems, Inc., 3525 Piedmont Road, Seven Piedmont Center, Suite 600, Atlanta, Georgia 30305-1530, telephone number: (404) 264-8000.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Legal matters in connection with the shares of Common Stock offered hereby were passed upon by Morris, Manning & Martin, L.L.P., Atlanta, Georgia.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Amended and Restated Articles of Incorporation eliminate the personal liability of directors to the Registrant or its shareholders for monetary damages for breaches of such directors' duty of care or other duties as a director, except with respect to liability for (i) any appropriation, in violation of the director's duties, of any business opportunity of the Registrant, (ii) acts or omissions that involve intentional misconduct or a knowing violation of law, (iii) liability under Section 14-2-832 (or any successor provision or redesignation thereof) of the Georgia Business Corporation Code, or (iv) any transaction from which the director received an improper personal benefit.

     In addition, the Registrant's Restated Bylaws provide broad indemnification rights to (i) directors, and (ii) officers, employees, or agents of the Registrant as directed by the directors. The Registrant's Restated Bylaws provide that the Registrant shall indemnify each of its directors and officers to the extent that he or she is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding; provided, however, that no indemnification shall be made for (i) any appropriation by a director, in violation of that director's duties, of any business opportunity of the Registrant, (ii) acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) any liability under
Section 14-2-832 of the Georgia Business Corporation Code, which relates to unlawful payments of dividends and unlawful stock repurchases and redemptions, or (iv) any transaction from which he or she derived an improper personal benefit.

     These provisions of the Amended and Restated Articles of Incorporation and Restated Bylaws will limit the remedies available to a shareholder who is dissatisfied with a decision of the Board of Directors that is protected by these provisions.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:



Exhibit No.                            Description
-----------                            -----------
   4.1        Amended and Restated Articles of Incorporation of Iterated
              Systems, Inc. (incorporated by reference to Exhibit 3.1 to the
              Registrant's Registration Statement on Form 10, File Number 0-
              24087)

   4.2 Restated Bylaws of Iterated Systems, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant's Registration
              Statement on Form 10, File Number 0-24087)

   5.1 Opinion of Morris, Manning & Martin, L.L.P. as to the legality of the securities being registered

  23.2        Consent of Morris, Manning & Martin, L.L.P. (included in Exhibit
              5.1)

  24.1        Power of Attorney (included on signature page)

ITEM 9.  UNDERTAKINGS.


     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Act, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this the 18th day of November, 1998.

                                        ITERATED SYSTEMS, INC.


                                        By:/s/  John C. Bacon
                                           ------------------
                                           John C. Bacon
                                           President and Chief Executive Officer


                               POWER OF ATTORNEY
                               -----------------


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Haines H. Hargrett as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement relating to the registration of shares of common stock on Form S-8 and to sign any and all amendments (including post effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, could lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


/s/ John C. Bacon              President,                   November 11, 1998
-----------------              Chief Executive Officer
John C. Bacon                  and Director
                               (Principal Executive Officer)


/s/ Asmund R. Slogedal         Director                     November 11, 1998
----------------------
Asmund R. Slogedal


/s/ Haines H. Hargrett         Chief Financial Officer      November 11, 1998
----------------------         (Principal Financial and
Haines H. Hargrett             Accounting Officer)


/s/ John R. Festa              Director                     November 12, 1998
-----------------
John R. Festa


/s/ Michael F. Barnsley        Director                     November 18, 1998
------------------------
Michael F. Barnsley

/s/ Terje Mikalsen             Director                     November 11, 1998
------------------------
Terje Mikalsen

/s/ Alan D. Sloan               Director                     November 18, 1998
-------------------------
Alan D. Sloan


/s/ James D. Robinson, III      Director                     November 11, 1998
--------------------------
James D. Robinson, III